Exhibit 99.1

                                                        Investor Contact:

                                                             Cindy Wyrick
                                                    SoftNet Systems, Inc.
                                                             415-343-2325
                                                      cwyrick@softnet.com

                                                          Media Contacts:

                                                           Gloria Parrish
                                        SoftNet Systems, Inc. and Aerzone
                                                  Cellular:  415-846-9923
                                                    Office:  415-365-2514
                                                     gparrish@softnet.com

                                                             Diane Olberg
                                                    SoftNet Systems, Inc.
                                                  Cellular:  415-601-9337
                                                    Office:  415-365-2510
                                                      dolberg@softnet.com


          SoftNet Demonstrates Aerzone's Broadband Wireless Technology;
                   Outlines Corporate Strategy and Financials

Aerzone's wireless broadband 802.11-based service will turn airports into productive online environments; SoftNet to focus on Aerzone, ISP Channel unit will be restructured

New York, New York, October 3, 2000 - SoftNet Systems, Inc. (Nasdaq: SOFN) is demonstrating its new broadband wireless technology to financial analysts here today and is presenting a vision for its Aerzone subsidiary, which has recently formed partnerships with Delta Air Lines (NYSE: DAL) and United Airlines (NYSE:
UAL) to provide wireless broadband services in their gate areas and club rooms. SoftNet is also outlining its overall strategic and financial plans for 2001 and beyond.
         As the backdrop for SoftNet's and Aerzone's new market strategy, SoftNet's chairman and CEO Dr. Lawrence B. Brilliant described a typical targeted customer for Aerzone. "Think of the millions of mobile professionals who spend hour after hour at airports, hotels, conferences and throughout the travel ribbon, unable to use that time productively," says Brilliant. "Their time is valuable, and through Aerzone's service, the down time at airports can now be productive time - for logging on to your company network, downloading files, trading stocks, watching the news, accessing the Web or whatever you need to do. With Aerzone and our partners, you can accomplish all these tasks working at incredibly fast online speeds on your own laptop or hand-held device, wirelessly connected, in the comfort of a airline club room or coffee shop or at a gate," says Brilliant.
         Many private and semi-public wireless local area networks (LANs) are being built in corporate campuses, universities, homes, sports stadiums and other locations based on the same kind of 802.11 wireless broadband technology that Aerzone uses.
         "Focusing on our relationships with United Airlines and Delta Air Lines, which operate in nearly every major airport, Aerzone brings a compelling national footprint of wireless access points to the corporate and individual user," says Brilliant.
         To take advantage of Aerzone's wireless connectivity, customers need only a computing device and a plug-in or built-in wireless LAN card, which they can purchase from Aerzone or from most computer retail outlets. Through laptops or hand-held computing devices, the LAN card or installed 802.11 capability gives users access to Aerzone service in a growing number of airport locations. Dial-up lines are not required.
Airport Travelers Want Wireless Access

         "There are more than 50 million `frequent flyers' in the U.S. market today and nearly 8 million `constant flyers' - people who take one or more trips every month," says Brilliant. "It's a huge market, and most of these people view time at the airport as wasted time. We really want to change that so that airports can become productive places for people to work."
         Roughly 70% of business travelers carry laptop computers and about 80% carry cell phones. About 75% of frequent business travelers surveyed are interested in having fast and easy access to the Internet in airports. "These are travelers with high demand for bandwidth and for instant, dependable access to the online world," says Brilliant.
         This is the market that Aerzone also plans to serve through its retail locations, now named Aerzone Business Centers, formerly branded Laptop Lane, currently located in 13 U.S. airports and expanding to 25 airports by the end of this year. Aerzone broadband wireless service is available today in two Canadian airports, in Vancouver and Ottawa. Aerzone plans to roll out this service in a number of U.S. airports soon, beginning with Atlanta, Chicago, Los Angeles, Dallas and other locations, in conjunction with its partnership with Delta Air Lines, which was announced in April 2000, and with United Airlines, just announced. Aerzone's Technology

         Aerzone's  wireless broadband service is based on what is known as IEEE
802.11 technology. "Of all the wireless LAN technologies, 802.11 has the most industry support and the most manufacturer momentum," says Brilliant. "It's simple to use and will soon be installed in many new laptops and hand-held devices."
         In a current laptop, a LAN networking card can be installed that "talks" to Aerzone's access points, small devices installed in ceilings or on walls of an airport, for example. Through these access points, the network carries fast, two-way communication at speeds up to 11 megabits per second
(Mbps) for each and every user. This speed is about 7 times the speed of a T1 line, the most common office connection. Within 2 years, 802.11 technology is expected to support connectivity at speeds up to 54 Mbps.
          "This  technology is very efficient and will easily allow for upgrades
- for faster speeds and richer content," says Brilliant. "Just as important, our approach is technology-agnostic and does not rely on any specific frequency, vendor equipment or commitments to either licensed or unlicensed parts of the spectrum."
         In addition to direct benefits for business travelers, Aerzone's technology may also allow airports and airlines to streamline ground operations
- from maintenance to baggage handling - as well as support tenant growth and provide more real-time information for travelers.
Aerzone and SoftNet's Path to Profitability

         Brilliant said that Aerzone will be the engine behind SoftNet's financial growth and path to profitability. "We plan to establish Aerzone as the chosen partner of the leading airlines and airports seeking to `monetize' their customer and brand franchises in the wireless Internet space," says Brilliant.
         Aerzone's sources of revenue long term will be from the service business, as a wireless Internet service provider (ISP), especially through corporate accounts, and through access agreements with airlines, airports and other facilities. Aerzone Business Centers will complement the wireless service offering, providing sales support, customer service and other opportunities for revenue growth.
         SoftNet has invested $40 million in the venture and plans to invest up to an additional $40 million. Prior to July 1, 2001, SoftNet plans for an additional $50 million to be raised for Aerzone from new, strategic equity partners. SoftNet anticipates maintaining an equity position of approximately between 45 and 55% in Aerzone.
         Addressing SoftNet's expected financial results for FY2000, ending Sept. 30, 2000, SoftNet's chief financial officer Markus Rohrbasser says current year results will be affected by initial start-up costs for Aerzone, as well as "heavy losses from ISP Channel." (Editor's Note: For more specific financial information, see attached financial tables and slides from the event presentation, also available on SoftNet's web site, www.softnet.com.)
         Rohrbasser says SoftNet's Intellicom unit is expected to generate sales of $38 million in FY2001 and is expected to have positive earnings before interest, taxation, depreciation and amortization (EBITDA) by July 2001. ISP Channel will be "cash neutral" by the second quarter of FY2001 (January-March
2001). "We anticipate a maximum cash depletion of $30 million from ISP Channel," says Rohrbasser.
         Rohrbasser says SoftNet's cash reserves are currently $165 million. In FY2001, the expected uses of that cash will be: a $20 million strategic investment in Intellicom; $30 million for ISP Channel's restructuring and operating expenses; and a total of $80 million investment in Aerzone. This will leave SoftNet with $35 million for corporate expenses and cash reserves.
         "SoftNet is absolutely committed to building a strong, profitable company in the new wireless broadband marketplace," says Brilliant. "We believe our timing in this marketplace is right on target, and we are positioning ourselves to serve the most valuable customers - the business traveler, in busy airports. This is a business anchored with established companies, with whom SoftNet has strong partnerships. There's no doubt that this will be the next generation of breakthrough technology for the mobile Internet user." About SoftNet Systems, Inc.
         SoftNet is a leading global broadband Internet services company with three operating subsidiaries.
         Aerzone, majority-owned by SoftNet Systems, Inc., operates wireless broadband local area networks and business centers in locations frequented by business professionals, such as major airports, convention centers and hotels. Aerzone has received approximately $60 million in initial funding from its equity partners, including SoftNet Systems, Inc. United Airlines and Delta Air Lines are Aerzone's lead partners in the travel industry and are also equity partners in Aerzone. Cisco and Nokia are Aerzone's preferred wireless technology vendors providing expertise and wireless technology to the venture.
         Intellicom combines Internet services with sophisticated two-way satellite technology to deliver a turnkey solution for ISPs, schools, corporations and businesses. Intellicom provides two-way satellite Internet access using a proprietary network optimizing technology. The company utilizes state-of-the-art wireless technologies, broadband delivery, data-push and satellite-based Internet access caching products to provide its customers with fast access to information and efficient utilization of existing network capacity. Intellicom operates more than 400 earth stations in the United States, Latin America and the Caribbean as well as a 24x7 Network Operations Center, Internet Data Center and Customer Support Center.
         SoftNet  is also  known for its ISP  Channel  subsidiary.  ISP  Channel currently services thousands of cable customers nationwide with two-way broadband data services.

          For further information on SoftNet Systems, Inc. and its subsidiaries, visit www.softnet.com. or call 415-365-2500.

AERZONE FINANCIAL OVERVIEW

($ in millions, estimated, except monthly fee rates and subscriber estimates)


                                         For Year Ending September 30

                      2001(Est.)     2000(Projected)    2003P        2004P

REVENUES                   $19            $145               $255         $360
         % Growth          470%            649%                76%          41%

GROSS PROFIT/(LOSS)       $(16)            $55               $147         $215
         % Margin           NA              38%                58%          60%

EBITDA                    $(52)           $(14)               $70         $116
         % Margin           NA              NA                 27%          32%

Operating & Investing Cash
   Flow (Pre-Financing)   $(80)           $(57)               $53         $101

Average Monthly User Fee
   (Run Rate)           $41.79          $39.07             $34.00       $32.05

Subscribers (Average)   17,000         248,000            529,000      824,000

--------------------------------------------------------------------------------

SOFTNET FINANCIAL SNAPSHOT - Subject to Accounting treatment of restructuring costs

($ in millions)

 FY2000          Aerzone  Intellicom   ISP Channel  SOFN Corporate  Consolidated

 Revenue           $2.2     $10.9          $6.0         $(0.6)*         $18.5
 Gross Profit      $1.4      $0.5          $0.8          ----            $2.7
 EBITDA           $(8.7)    $(7.9)       $(39.3)       $(13.8)         $(69.7)



FY2001           Aerzone  Intellicom   ISP Channel  SOFN Corporate  Consolidated

  Revenue         $19.4     $38.5          ----        -----            $57.9
  Gross Profit   $(16.4)    $11.8          ----        -----            $(4.6)
  EBITDA         $(51.6)     $0.5        $(30.0)       $(12.5)         $(93.6)

*Elimination

                  This  press  release   contains   forward-looking   statements
concerning SoftNet Systems' anticipated future operating results, future revenues and earnings or adequacy of future cash flow. (These forward-looking statements include, but are not limited to, statements containing the words "expect," "believe," "will," "may," "should," "project," "estimate," and like expressions, and the negative thereof.) These statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements, including the risks attendant to a growing business in a new industry as well as those risks described in SoftNet Systems' Quarterly or Annual Report.